Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks [*****] denote such omission.

CONFIDENTIAL DOCUMENT
Exhibit 10.8(b)

August 30, 2011

AGREEMENT

FOR

SERVICES RELATED TO

KALBITOR®

BY AND BETWEEN

DYAX CORP.

AND

WALGREENS INFUSION SERVICES, INC.

Effective as of September 1, 2011

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

COVER SHEET

The terms listed below shall have the following meanings throughout this Agreement:

EFFECTIVE DATE:	September 1, 2011

DYAX:	Dyax Corp., a Delaware corporation

DYAX NOTICE ADDRESS
AND CONTACT:
Dyax Corp.
300 Technology Square
Cambridge, MA 02139
Contact: [*****]
Telephone: [*****]
Facsimile: [*****]

with a copy to:
Dyax Corp.
300 Technology Square
Cambridge, MA 02139
Contact: [*****]
Telephone: [*****]
Facsimile: [*****]

SERVICE PROVIDER:	Walgreens Infusion Services, Inc. a Delaware corporation

SERVICE PROVIDER NOTICE
ADDRESS AND CONTACT:	Walgreens Infusion Services, Inc.
c/o Walgreen Co.
1411 Lake Cook Road, MS L215
Deerfield, Illinois 60015
Attn: [*****]

With a copy to:

Walgreens Infusion Services, Inc. c/o Walgreen Co.
104 Wilmot Road, MS 1446
Deerfield, Illinois 60015
Attn: [*****]

And send via email to: healthlawlegalnotices@walgreens.com

PRODUCT:	Dyax's Kalbitor® (ecallantide) product.

INDICATION:	The indication for the Product is the treatment of acute attacks of hereditary angioedema ("HAE") in patients 16 years of age or older.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

AGREEMENT FOR SERVICES RELATED TO KALBITOR®

SECTION 1:        RECITALS

Dyax is a pharmaceutical company that has proprietary rights in the Product. Dyax manufactures, promotes, markets and sells the Product in the Territory (as hereinafter defined).

Service Provider is in the business of providing services to support the distribution and use of certain pharmaceutical and biotechnology products, as well as other services.

Pursuant to the terms and conditions of this Agreement, Dyax wishes to engage Service Provider to perform certain services, as more fully described herein, in connection with the Product in the Territory.

Simultaneously herewith, the Parties are entering into an Infusion Services & Distribution Agreement, of even date herewith (the "Distribution Agreement"), pursuant to which Service Provider will, upon the terms and conditions set forth in such agreement, be appointed a distributor of the Product and provide certain services related to the distribution of the Product, as described therein.

SECTION 2:        DEFINITIONS; CONSTRUCTION

The following words and expressions shall have the following meanings:

"AAA" shall have the meaning set forth in Section 15.2(b)(i).

"Active Patient" shall mean a Referred Patient who Service Provider has notified Dyax as contemplated by Section (B)(13) of Schedule A is "Ready to Treat" and as to whom Service Provider has not invoked the provisions of paragraph (B)(9) of Schedule A to discontinue Infusion Services and Dyax.

"Additional Services" means those services designated as Additional Services on Schedule A.

"Adverse Event" means an adverse experience, as that term is defined at 21 C.F.R. § 600.80, in respect of the Product.

"Affiliate" shall mean, in respect of a Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person.  The term "control" including the terms "controlled by" or "under common control with" means  the possession of, directly or indirectly, the capability to otherwise control the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Agreement for Services Related to Kalbitor® between Dyax and Service Provider.

"Applicable Law" means any and all applicable laws, rules and regulations.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Business Day" shall mean any day other than a Saturday or Sunday on which banks located in Boston, Massachusetts are open for the conduct of ordinary banking business at their counters.

"Change of Control" shall mean (a) the acquisition by any person or group of a majority or more of the outstanding voting securities of Service Provider, or (b) the approval by Service Provider of any direct or indirect sale, lease, exchange or other transfer of substantially all of the assets of (i) Service Provider, or (ii) that portion of the business of Service Provider that is engaged in the performance of this Agreement.  The issuance of stock by Service Provider in an initial public offering shall not constitute a "Change of Control."

"CIS" shall have the meaning set out in the definition of Infusion Services.

"Competing Product" shall mean any pharmaceutical or biological product other than the Product that is indicated for the Indication or otherwise for the prevention, cure, treatment or amelioration of HAE in humans.

"Confidential Information" of a Party shall mean all information not known to the general public and of a confidential nature disclosed by the Party to the other Party, whether before or after the Effective Date, including information relating to (i) the manufacture, testing, price, complaints about, Regulatory Approvals for, Customers of, or defects in, the Products, (ii) inventions, discoveries, improvements, methods, products, finances, operations, processes, plans, product information (including new or prototype products), know-how, design rights and trade secrets, (iii) market opportunities, distribution practices, customer and supplier information, market data and other business affairs related to the manufacture and distribution of any of the Product and the business of the disclosing Party, and (iv) any data generated by Service Provider in connection with the Data Services.  The Parties expressly acknowledge, without limitation of the preceding provision, that the following types of information shall always be deemed Confidential Information:  Patient medical records; Patient and physician names and addresses related to the prescription and use of the Products; the numbers of Patients using the Products; the formula and composition of the Products; and the financial records of each Party.

"Customer" shall mean any hospital, doctor, health care company, Patient, Third Party Payor or other person or entity that is legally entitled to purchase or prescribe the Product for use in the Territory.

"Damages" shall have the meaning set forth in Section 11.3(a).

"Data Services" shall have the meaning set forth in Section 5.2.

"Disclosing Party" means the Party disclosing Confidential Information.

"Distribution Agreement" shall have the meaning set forth in the Recitals.

"Dyax" shall have the meaning set forth in the Cover Sheet to this Agreement.

"Dyax-Approved Materials" shall mean such Product-related brochures, pamphlets, circulars and other documents and information as may be created or developed by or on behalf of Service Provider and approved by Dyax in writing for Service Provider's use in connection with the provision of the Services hereunder.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Dyax-Provided Materials" shall mean such Product-related brochures, pamphlets, circulars and other documents and information as may be provided by Dyax to Service Provider for Service Provider's use in connection with the provision of the Services hereunder.

"Effective Date" shall have the meaning set forth in the Cover Sheet to this Agreement.

"Established Area" shall mean any area in the Territory in which Service Provider has currently established and active arrangements for the provision of Infusion Services, either HIS or CIS, and consistent with the requirements of this Agreement.

"Excluded Persons Lists" shall mean the United States Department of Health and Human Service's List of Excluded Individuals/Entities.

"Excluded Patient" means a Patient who is covered by Medicare and/or Medicaid or any veterans or other federal healthcare program or who resides in Massachusetts, Michigan, Minnesota, Rhode Island or any other state that may hereafter adopt a so-called "all payer statute" or similar legislation that may be implicated by this Agreement or the Distribution Agreement.

"Existing Product User" shall mean an individual who has been provided with Product by Dyax or its authorized distributors prior to the Effective Date.

"FDA" shall mean the United States Food and Drug Administration.

"FFDCA" shall mean the United States federal Food, Drug, and Cosmetic Act, as from time to time amended.

"Force Majeure" shall mean any occurrence or cause beyond the reasonable control of a Party, including without limitation any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, disease, epidemic, quarantine restrictions, power failure, flood, riot, terrorism or war (declared or undeclared).

"HAE" shall have the meaning set forth in the Cover Sheet to this Agreement.

"HIPAA" shall mean the Health Insurance Portability and Accountability Act, Pub. L. No. 104-191 (1996), and its implementing regulations.

"HIS" shall have the meaning set out in the definition of Infusion Services.

"IIHI" shall mean individually identifiable health information.

"Indication" shall have the meaning set forth in the Cover Sheet.

"Infusion Services" means the infusion of the Product, in accordance with the Product label, the REMS Program, and such other instructions and information as may be provided by Dyax, in a Patient in the Patient's home (or similar location) ("HIS") or at an infusion clinic maintained by Service Provider ("CIS"), as more fully described in paragraph (C) of Schedule A.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Initial Consultation Visit" shall mean an initial visit to a Referred Patient by a member of Service Provider's Staff in which the Staff member introduces himself/herself; provides education with respect to the Infusion Services and other Services available from Service Provider hereunder; instructs the Referred Patient as to procedures for accessing and utilizing the Infusion Services; describes the Product and reviews all Product label information; determines whether the Referred Patient has an anaphylaxis kit and where it is stored; reviews with the Referred Patient alternatives to the Infusion Services for obtaining administration of Product, including at times when Infusion Services may not be available or may not be available as quickly as needed; collects data as required herein; and elicits and answers any questions that the Referred Patient may have regarding the Product or its administration, the Infusion Services, or Service Provider.

"Initial Term" shall have the meaning set forth in Section 13.1.

"Kick-Off Period" shall have the meaning set forth in Section 8.1(b).

"Level I Appeal" shall mean an appeal of the denial of a reimbursement claim by a Third Party Payor, which denial is due to an incomplete or improperly submitted reimbursement claim (whether by Service Provider or a Customer) or other similar administrative oversight.

"Level II Appeal" shall mean an appeal of the denial by a Third Party Payor of coverage of the Infusion Services or Product dispensed in connection therewith because (i) the applicable policy covering a Patient does not include the Infusion Services or the Product as a covered benefit or (ii) a Patient falls within a class of patients who are all denied coverage for the Product as the result of the application of a general policy, in each case regardless of whether such denial is first asserted upon verification of reimbursement or following submission of a reimbursement claim.

"Marks" shall mean a Party's name, trade names, service name and any other names for which the Party has rights under common law or for which application has been made, or may be made during the Term, to the applicable regulatory authority for recognition as a registered trademark or service mark of the Party.

"Parties" shall mean Dyax and Service Provider and "Party" shall mean either of them.

"Patient" shall mean any individual who is or seeks to become the recipient of Infusion Services provided by Service Provider hereunder.

"Patient Referral" shall mean the receipt by Service Provider of an appropriate form or other written notification confirming the Patient's desire to obtain Infusion Services from Service Provider or the Patient's physician's desire to obtain Infusion Services from Service Provider for the Patient and providing necessary contact information for the Patient and the Patient's physician.  For the avoidance of doubt, a Patient Referral may relate to an Existing Product User.

"Performance Measures" shall mean those performance targets set out in Schedule B.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Person" means any individual or any corporation, limited liability company, partnership, or other legal or business entity.

"Product" shall have the meaning set forth in the Cover Sheet to this Agreement.

"Product Complaint" shall mean a written, electronic or oral communication or expression of dissatisfaction that alleges deficiencies related to the identity, quality, potency, labeling, purity, stability, or appearance of the Product.

"Program Manager" shall have the meaning set forth in Section 8.1(a).

"Receiving Party" means the Party receiving Confidential Information.

"Recipient" has the meaning set forth in Section 12.1.

"Referred Patient" means a Patient who is the subject of a Patient Referral.

"Regulatory Approvals" shall mean the approval by any Regulatory Authority required for the Services hereunder or for the promotion, marketing, distribution and/or sale of the Product in those parts of the Territory in which Dyax chooses to sell that Product, including any Product registration or license, and any supplement, amendment or variation thereto, as well as pricing and reimbursement approvals required prior to the commencement of commercial sales of the Product in such part of the Territory.

"Regulatory Authority" shall mean any governmental regulatory body having regulatory jurisdiction over the Product in the Territory, including the FDA.

"REMS Program" shall mean the Risk Evaluation and Mitigation Strategy required to be implemented under Section 505-1 of the FFDCA in connection with the Regulatory Approval of the Product by the FDA.

"Renewal Term(s)" shall have the meaning set forth in Section 13.1.

"Safety Information" shall mean all information relating to known or potential risk to humans obtained or otherwise received from any source, including information derived from commercial marketing experience, post-marketing and clinical investigations, post-marketing epidemiological/surveillance studies, reports in the scientific literature, unpublished scientific papers, animal and in vitro studies, electronic communications, and reports.

"Service Provider" shall have the meaning set forth in the Cover Sheet to this Agreement.

"Services" shall mean the Infusion Services, the other services detailed in Schedule A, and all other services to be provided by Service Provider hereunder, including the Additional Services.

 "Staff" shall mean staff members of Service Provider and its operating Affiliates (including independent contractors and employees) retained or employed by Service Provider or its operating Affiliates to perform the Services.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Status Meetings" shall have the meaning set forth in Section 8.2.

"Term" shall mean the Initial Term and any Renewal Terms.

"Territory" means the United States of America, its territories and possessions (including Puerto Rico), but excluding what is commonly referred to as the Tidewater region of Virginia.

"Third Party Payor" shall mean managed care providers, health maintenance organizations, insurance companies, self-insurance programs of employers, third party administrators, the United States Medicare and Medicaid programs, and other similar entities.

"Work Product" shall have the meaning set forth in Section 10.2.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section," "Schedule," or "clause" refer to the specified Article, Section, Schedule or clause of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; (f) the term "including" or "includes" means "including without limitation" or "includes without limitation"; and, (g) except where otherwise indicated, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  References to "$" or "dollars" are references to the legal tender of the United States of America.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

SECTION 3:        SERVICES

3.1       Services. Upon the terms and subject to the conditions set forth herein, Dyax hereby engages Service Provider to provide the Services.

3.2       Performance of Services.

(a) Service Provider warrants that it will perform the Services (i) in a workmanlike, diligent, and professional manner, in compliance with industry standards, Applicable Law and (ii) in accordance with the medication guide delivery, communications plan, and other relevant provisions of the REMS Program.  Without limiting the foregoing, any promotional, educational or other materials delivered by Service Provider to Customers referencing the Product shall be preceded or accompanied by the medication guide.  Service Provider shall not discriminate against patients on the basis of age, race, color, religion, national origin, sex, health status, or disability.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b) Unless otherwise agreed by Dyax in writing, Infusion Services shall be performed solely and exclusively by individuals who are employees of Service Provider or one of its operating Affiliates and not by independent contractors or any other Person who is not an employee of Service Provider or one of its operating Affiliates; provided, however, that Service Provider may contract with independent contractors to provide the Services as necessary to comply with applicable Medicare and Medicaid requirements.

(c) The Parties acknowledge that the CIS may be provided by Service Provider or an operating Affiliate.  Service Provider shall remain fully responsible to Dyax for and in respect of the performance of such CIS by any such operating Affiliate.

3.3      Status of Service Provider.  In performance of the Services, Service Provider shall be acting as an independent contractor and shall not be considered to be, or represent itself as, an agent, employee, joint venturer, or partner of Dyax.  Staff shall be clearly identified as employees, agents or representatives of Service Provider (and not of Dyax) in all documents or other information at any time provided to Patients or other Customers by Service Provider in respect of the Services.  Service Provider shall not permit Staff to represent themselves to be employees, agents or representatives of Dyax.

3.4      Staffing.  Service Provider shall maintain in Established Areas at all times sufficient Staff having a level of skill commensurate with the requirements of the Services for Service Provider to meet the reasonably anticipated demands of performing the Services in the Established Area.  Staff shall at any and all times while they are providing Services hereunder have and hold all requisite credentials or licensure required for the performance of the Services hereunder in accordance with Applicable Law.

3.5      Exclusive Engagement.  During the Term, Service Provider shall not for any Competing Product: (i) provide services similar in type to those described in Schedule A that are in addition to those services normally provided as part of standard infusion or pharmacy services, (ii) establish performance metrics similar in type to those described in Schedule B, or (iii) enter into an arrangement where consideration is based on HAE Patient referral or nursing service fees similar to those described in Schedule C anywhere in the Territory through independent contractors, or through any other arrangement whatsoever; provided, however, that the foregoing does not and will not interfere with Service Provider and Affiliates' provision of standard infusion services and other pharmacy provider services  for any Competing Product.

3.6      Non-Disadvantage. During the Term Service Provider shall not, through the course of the promotion of infusion services Disadvantage the Product in any way in the Territory.  For purpose of this Section 3.6, "Disadvantage" shall mean performing any activities that are intended to encourage, or could reasonably be foreseen to encourage, the utilization of a Competing Product instead of or as compared to the Product, such as advertising the Competing Product in a manner that suggests that a Competing Product is superior to the Product in terms of acquisition price, reimbursement rates, or efficacy; provided, however, that Disadvantage shall not include, and Service Provider shall be permitted to take any actions related to any of the following:  (a) formularies mandated by a third party payor; (b) discussing or counseling any patient of Service Provider regarding any co-pay or cost differential between Product and any Competing Product; or (c) counseling any Service Provider patient regarding any information which Service Provider reasonably believes it is ethically and professionally bound by applicable laws to communicate to Service Provider’s patient.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.7       First Right to Provide Services.

(a) Dyax agrees that Service Provider shall be provided with the first right to provide Services in respect of any Patient in the Territory.  For that purpose, Dyax agrees to refer to Service Provider any Patient or physician's office that contacts Dyax seeking Services in the Territory.

(b) In the event of such Patient Referral, Service Provider may, but shall not be obligated to, provide Services to such Patient.  Service Provider shall notify Dyax in writing within [*****] Business Days following the date of any such Patient Referral if Service Provider will not accept the referral.  If Service Provider accepts the Patient Referral, then the provisions of Section 3.7(c) shall apply, and Service Provider shall follow the initial intake process as set forth in Schedule A.

(c) In the event that Service Provider is unable or fails to initiate Services (as described in Schedule A) for a Referred Patient within a [*****] day period or such longer period as may be agreed by the Parties, following Service Provider's notice of acceptance of the Patient Referral, Dyax may, by notice given to Service Provider, exclude from the Territory the local area in which such Patient has sought Infusion Services and make alternative arrangements, not involving Service Provider, for the provision of Infusion Services to Patients in such area.

(d) In the event that Service Provider should fail in any calendar month to meet any one or more of the Performance Measures in respect of Active Patients seeking Infusion Services in any contiguous geographic area in the Territory, then the Parties shall confer with respect to the failure and the reasons therefor, and steps to be taken by Service Provider to prevent a future failure. Service Provider shall use best efforts to remedy such failure within the following [*****] days.   In the event that Service Provider should again in the following [*****] or any [*****]of the following [*****] fail to meet any one or more of the Performance Measures in respect of all or part of such geographic area, then, in addition to any other remedies Dyax shall have, all or any part of the geographic area in which such failure has continued may be excluded from the Territory, and Dyax may make alternative arrangements, not involving Service Provider, for the provision of Infusion Services to Patients in such geographic area.

(e) Dyax may, but is not required to refer to Service Provider Patients in geographic areas excluded under Section 3.7(c) and 3.7(d).  In the event of such a referral, Service Provider may, but is not obligated to provide Services to such Patient.  Service Provider shall notify Dyax within three (3) Business Days following the date of any such Patient Referral whether or not it will accept the referral.  If Service Provider does accept the referral, the provisions of Section 3.7(c) and 3.7(d) shall apply.

3.8       Third Party Payors.  In respect of any Referred Patient, Service Provider shall, if it does not already have a contract with any Third Party Payor that insures or covers such Patient's medical expenses as necessary to permit Service Provider to obtain payment from such Third Party Payor of treatment costs associated with the provision of Infusion Services hereunder, use commercially reasonable efforts to enter into a contract or another arrangement with the relevant Third Party Payor adequate to permit Service Provider to obtain payment of treatment costs associated with the provision of Infusion Services hereunder to the Referred Patient.  Should Service Provider fail to enter into arrangements with any relevant Third Party Payor adequate to permit it to obtain payment of treatment costs associated with the provision of Infusion Services hereunder to a particular Referred Patient within [*****] days, or such longer period as may be agreed by the Parties, following the date of the Patient Referral, Dyax may, by notice given to Service Provider  at any time prior to the date on which Service Provider concludes any such arrangements for such Referred Patient, exclude the Referred Patient and any future Referred Patients who have similar coverage from such Third Party Payor regardless of such Referred Patient's geographic location from this Agreement and make alternative arrangements, not involving Service Provider, for the provision of Infusion Services to such Patient.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.9       Active Patient Inventory Monitoring.  Service Provider shall use commercially reasonable efforts to ensure that [*****] units of Product are held at all times by any Active Patient to which Service Provider is providing Services.  No authorization to ship Product shall be required of any Active Patient prior to Service Provider shipping the Product to such Active Patient for Infusion Services.

SECTION 4:       PAYMENTS

4.1       Payment for Services.  Dyax shall pay Service Provider for Services performed under this Agreement in accordance with the terms of Schedule C.

4.2       Billing and Payment.  Each month, concurrent with the delivery of the Monthly Report referenced in Section (K)(4) of Schedule A, Service Provider shall submit  request(s) for payment to Dyax setting forth any amounts then due from Dyax to Service Provider hereunder for the Services rendered by Service Provider during the preceding month.  Payment of each such request submitted hereunder and any amounts due from Dyax to Service Provider in connection with co-payment assistance programs shall be due within [*****] calendar days of Dyax's receipt of the applicable request and supporting documentation.  On all undisputed balances exceeding [*****] calendar days from receipt of such request, Dyax shall pay interest equal to the lesser of (a) [*****]% per month and (b) the maximum allowed by Applicable Law.

4.3       Use of Payments.  Service Provider agrees that no payment made pursuant to Section 4.1 shall be passed in whole or in part, directly or indirectly, to any Active Patient or healthcare provider.  Any payments for Services pursuant to this Agreement are intended solely as compensation for performance of the Services provided and do not constitute a discount on the Purchase Price for the Product under the Distribution Agreement and shall not be used in such a manner, directly or indirectly.

SECTION 5:     RECORDS, DATA AND REPORTS

5.1       Maintenance and Provision of Records and Reports.  Service Provider shall maintain complete and accurate records relating to the Services provided by it hereunder, so that the Services can be traced quickly and effectively.

5.2       Additional Data Services; Use of Data.  Service Provider shall establish and implement a method of collecting data for all information regarding the Product that is received by the Service Provider from Customers and Patients in connection with Service Provider's provision of the Services pursuant to this Agreement (the "Data Services").  To the extent permitted by applicable law, Service Provider shall share with Dyax information and data collected by Service Provider pursuant to this Section 5.2 through periodic reports containing data elements as set forth in Schedule A and Schedule D and as otherwise mutually agreed upon by the Parties from time to time during the Term of this Agreement.  Dyax shall have a right to use such information and data for any business purpose permitted by law.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

5.3       Patient Surveys.  Dyax reserves the right to conduct Patient satisfaction surveys with respect to the Services provided hereunder.  Service Provider will provide assistance in sharing information necessary to accomplish the conduct of such surveys.

5.4       Patient Persistency Programs.  Dyax reserves the right to contact Active Patients pursuant to its established persistency program administered by Dyax or its designee.  Dyax will coordinate with Service Provider prior to contacting such Active Patients to prevent duplication of effort or excessive patient calls.

SECTION 6:  ADVERSE EVENTS AND COMPLAINTS; COMPLIANCE

6.1       Adverse Events and Complaints.

(a) If at any time, Service Provider receives notice of an Adverse Event or Product Complaint related to Product dispensed by Service Provider, Service Provider shall notify Dyax as soon as practicable, but in no event more than [*****] Business Days after the date of its receipt of notification of the Adverse Event or Product Complaint and no more than [*****] Business Day in respect of an Adverse Event that constitutes a serious adverse experience, as that term is defined in 21 C.F.R. § 600.80.  Service Provider shall direct any such notice to Dyax's Medical Affairs Group by telephone at [*****] or [*****].

(b) Unless otherwise provided by Applicable Law, Dyax shall have responsibility for collecting follow-up information in respect of a reported Adverse Event, for determining whether such information must be reported by Dyax to the Regulatory Authorities, and preparing all submissions regarding the Product required to be submitted to the FDA.  Service Provider shall, however, make all reasonable efforts to assist Dyax with any follow-up investigation necessary to comply with Applicable Law with respect to the reporting of a reported Adverse Event.

(c) Service Provider shall notify Dyax of all notifications of Product Complaints that do not constitute an Adverse Event and Safety Information and relate to Product dispensed by Service Provider.  Service Provider shall retain appropriate records of notifications made pursuant to this Section 6.1(c) with the original file.

(d) Service Provider shall refer all inquiries from medical service providers that it may receive that are not fully addressed in Dyax-Provided Materials or Dyax-Authorized Materials and relate to Product dispensed by Service Provider to Dyax's Medical Affairs Group by telephone at [*****] or [*****].

(e) Service Provider shall make all reasonable efforts to assist Dyax with any follow-up investigation necessary to comply with Applicable Law with respect to the reporting of Adverse Events relating to the Product dispensed by Service Provider; provided that Service Provider shall not be responsible for reporting of any adverse events to the FDA.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

6.2       General Compliance.

(a) Dyax agrees that it will (i) comply fully with Applicable Law in respect of its activities under this Agreement, (ii) notify Service Provider in writing of any material civil, criminal or administrative action brought, or to Dyax's knowledge threatened to be brought, against Dyax, its directors, officers, employees or agents which is likely to adversely affect Dyax or Dyax's ability to perform its obligations under this Agreement, and upon request to promptly provide Service Provider with reasonably detailed information (not extending to any information in respect of which claims of privilege have or might be asserted) regarding Dyax's handling and disposition of any such action, and (iii) notify Service Provider in respect of any communication received by Dyax from Regulatory Authorities that, in the reasonable judgment of Dyax, is likely to materially and adversely affect Dyax's ability to perform its obligations under this Agreement.

(b) Service Provider agrees that it will (i) comply fully with Applicable Law, including in respect of Services rendered under this Agreement, (ii) notify Dyax in writing of any material civil, criminal or administrative action brought, or to Service Provider's knowledge threatened to be brought, against Service Provider, its directors, officers, employees or agents which is likely to adversely affect Dyax or Service Provider's ability to perform its obligations under this Agreement, and upon request to promptly provide Dyax with reasonably detailed information (not extending to any information in respect of which claims of privilege have or might be asserted) regarding Service Provider's handling and disposition of any such action, and (iii) notify Dyax in respect of communication received by Service Provider from Regulatory Authorities that, in the reasonable judgment of Service Provider, is likely to materially and adversely affect Service Provider's ability to perform its obligations under this Agreement.

(c) During the Term, Service Provider shall use only Dyax-Provided Materials and Dyax-Approved Materials that reference the Product and shall not deliver to any Patient or other Customer any other materials of any kind or nature referencing the Product.

(d) During the Term, each Party shall provide the other with a copy of any correspondence or notices it receives from the FDA or other governmental entity specifically relating to the Services provided hereunder no later than [*****] Business Day following such receipt.  Each Party shall also provide the other with concurrent copies of any responses to any such correspondence or notices; provided that, prior to the submission of any such response by Service Provider, Dyax shall be given at least [*****] Business Days to review and comment thereon and Service Provider shall incorporate all reasonable comments provided by Dyax.  Where reasonably possible, Service Provider shall give prior notice to Dyax of any scheduled FDA or other governmental inspection of Service Provider's facilities specifically relating to the activities conducted under this Agreement, and, if reasonably possible, will afford Dyax the opportunity to be present at such inspection.

(e) Service Provider shall use commercially reasonable efforts, and cooperate with Dyax, to fulfill any required post marketing commitments and/or risk management activities required of Dyax, including under the REMS Program, in connection with the Product.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

SECTION 7:    QUALITY ASSURANCE; RIGHT TO AUDIT

7.1       Service Provider Obligations.  Service Provider shall maintain quality assurance procedures in respect of the Services in accordance with standards established by the profession and/or industry.  As mutually agreed by Dyax and Service Provider, the quality assurance procedures shall incorporate any reasonable standards which Dyax provides to Service Provider in writing.

7.2       Dyax's Right to Audit.  During the Term of this Agreement and for a period ending on December 31 of the first full calendar year thereafter, Dyax shall have the right, in a manner that respects Patient confidentiality and does not unreasonably interfere with Service Provider's business operations, to perform an audit of Service Provider's books and records which relate to Dyax, the Product and/or the Services performed by Service Provider pursuant to this Agreement in order to:

(a) verify amounts charged by Service Provider to Dyax hereunder.  Dyax may perform such an audit once per calendar year during the Term and once thereafter.  Each such audit shall be at the sole cost and expense of Dyax unless it reveals that amounts charged by Service Provider to Dyax hereunder in respect of the period under audit exceed the correct amount by [*****] percent ([*****]%) or more, in which case the cost of such audit shall be reimbursed by Service Provider to Dyax;

(b) verify Service Provider's compliance with its obligations hereunder.  Dyax may perform such an audit once per calendar year during the Term, or, in the event that Dyax shall have reasonable cause to question Service Provider's compliance with its obligations hereunder, at such frequency as Dyax may reasonably determine, and once thereafter.  Each such audit shall be at the sole cost and expense of Dyax; or

(c) respond to an inquiry of any Regulatory Authority or other governmental entity.  The scope of any such inspection and audit shall be such as is reasonably appropriate to allow Dyax to fully and accurately respond to any inquiry from a Regulatory Authority or other governmental entity.

Any audit under this Section 7.2 shall be performed during Service Provider's regular business hours and upon not less than [*****] Business Days' prior notice to Service Provider (which notice shall specify the scope of the audit and the time period to be audited); and any such audit may be conducted either directly by Dyax or by its designated representatives.

SECTION 8:    PROGRAM MANAGEMENT; STATUS MEETINGS

8.1           Program Manager.

(a) During the Term of this Agreement Service Provider shall designate a single program manager (the "Program Manager") to oversee the provision of Services as contemplated hereby, to be available to consult and coordinate with Dyax in respect thereof, and to address any complaints or concerns that Dyax may have in respect of the provision of Services hereunder or any other aspect of the arrangements contemplated by this Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b) For the initial [*****] months following the Effective Date or for such longer period as the Parties may, in good faith, determine to be reasonably necessary in order to ensure the successful launch of the arrangements contemplated by this Agreement and the Distribution Agreement (the "Kick-Off Period"), the Program Manager shall be a full time Service Provider employee dedicated exclusively to the activities contemplated by clause (a).

(c) During the Kick-Off Period, Dyax shall reimburse Service Provider on a monthly basis for the allocable direct costs reasonably incurred by Service Provider in respect of the Program Manager, such direct costs to include salary and benefits but no allocation of overhead or general and administrative expenses.

(d) The initial Program Manager designated by Service Provider shall be [*****],[*****], E-mail [*****], telephone [*****].  Service Provider shall be free to change the Program Manager at any time and from time to time with prior approval by Dyax. Such approval shall not be unreasonably withheld.

8.2       Status Meetings.  Service Provider and Dyax shall have review meetings on a quarterly basis, unless otherwise agreed upon, at locations and times reasonably recommended by Dyax and agreed to by Service Provider ("Status Meetings") and weekly telephone conferences regarding the Services provided by Service Provider hereunder.  At such Status Meetings and conference calls the Parties shall review Service Provider's Services, including staffing needs. Unless otherwise agreed by Dyax in advance, the Program Manager shall participate in each Status Meeting and weekly telephone conference on behalf of Service Provider.  Each of the Parties shall be responsible for all of its respective out-of-pocket expenses incurred in attending such Status Meetings.

SECTION 9:    TRADEMARKS, SERVICE MARKS AND TRADE NAMES

9.1       Dyax IP.  Dyax hereby grants to Service Provider a nonexclusive, nontransferable, royalty free license to use Dyax’s trademarks, service marks, trade names, trade dress, copyrights and rights of publicity associated with the Products in the form in which they are displayed on the labels and packaging for the Products, Dyax-Provided Materials and Dyax-Approved Materials (collectively, “Dyax IP”) in connection with Service Provider’s performance of its duties under this Agreement.  Dyax IP (whether owned by Dyax or licensed to Dyax) shall remain the exclusive property of Dyax, and the use thereof by Service Provider shall inure to the exclusive benefit of Dyax.  Service Provider will not use the name(s), trademark(s) or trade name(s), whether registered or not, of Dyax in any publicity or press releases or advertising or in any manner, including customer lists, without Dyax’s prior written consent.  Service Provider shall timely respond to any request for such consent and such consent shall not be unreasonably withheld.  This Agreement shall not constitute a license to use Dyax’s IP for any other purpose.  Upon expiration or termination of this Agreement for whatever reason, use by Service Provider of Dyax’s IP shall cease.  If, for any reason, Dyax’s IP are not available for general commercial use at any time during the term of this Agreement, or if Dyax determines to modify or supplement same, any reasonable costs incurred by Service Provider in revising promotional material, documents or literature shall be reimbursed by Dyax.

9.2       Service Provider IP.  Dyax will not use the name(s), trademark(s) or trade name(s), whether registered or not, of Service Provider in any publicity or press releases or advertising or in any manner, including customer lists, without Service Provider’s prior written consent.  Service Provider shall timely respond to any request for such consent.  Consent by Service Provider shall not be valid unless obtained from Service Provider’s President, Infusion and Respiratory Services, and such consent shall not be unreasonably withheld.  Service Provider's Marks (whether owned by Service Provider or licensed to Service Provider) shall remain the exclusive property of, and the use thereof by Dyax shall inure to the exclusive benefit of, Service Provider, and, upon expiration or termination of this Agreement for whatever reason, use by Dyax of Service Provider's Marks shall cease.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

9.3       Protection of Dyax's Intellectual Property Rights.  Service Provider shall not at any time do anything which may reasonably be expected to impair the rights of Dyax in its Marks.  Service Provider shall not obtain or assert any claim to any patent, copyright or trademark protection relating to the Product or Dyax's Marks (whether owned by Dyax or licensed to Dyax) anywhere in the world, and any rights so obtained shall, upon Dyax's request, be immediately transferred by Service Provider to Dyax.

SECTION 10:  OWNERSHIP OF INTELLECTUAL PROPERTY AND WORK PRODUCT

10.1     Dyax-Supplied Materials.  All materials, documents, data, software, information and intellectual property supplied to Service Provider by or on behalf of Dyax shall be and remain the sole and exclusive property of Dyax.  All such materials, documents, data, software, information and intellectual property shall be delivered to Dyax by Service Provider promptly upon demand.

10.2     Work Product.  All forms, reports, operating procedures and any other structures and content relating to the Product or the Indication (but not the Services) that are developed by Service Provider during the course of this Agreement ("Work Product") shall be considered "work made for hire" within the meaning of the copyright laws of the United States, and Dyax is and shall be the sole owner of all such Work Product and all Work Product shall be treated by Service Provider as Dyax's Confidential Information pursuant to this Agreement.  In the event that, for any reason, any Work Product subject to this Agreement  is deemed not to be a "work made for hire," Service Provider hereby irrevocably assigns, and shall cause its Staff and agents to assign, without additional consideration, to Dyax in perpetuity all right, title and interest worldwide it may have in and to such Work Product.

10.3     Service Provider-Supplied Materials.  All materials, documents, data, software, information and intellectual property supplied to Dyax by or on behalf of Service Provider shall be and remain the sole and exclusive property of Service Provider.  All such materials, documents, data, software, information and intellectual property shall be delivered to Service Provider by Dyax promptly upon demand.

SECTION 11: REPRESENTATIONS AND WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION

11.1     Dyax Representations.  Dyax represents and warrants to Service Provider as follows:

(a) Dyax (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Agreement and the Distribution Agreement and to perform its obligations hereunder and thereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the Distribution Agreement and the performance of its obligations hereunder and thereunder.  This Agreement and the Distribution Agreement each has been duly executed and delivered on behalf of Dyax and constitutes a legal, valid and binding obligation of Dyax and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by Dyax in connection with the execution and delivery of this Agreement and the Distribution Agreement and the performance of its obligations hereunder and thereunder have been obtained.

(c) The execution and delivery of this Agreement and the Distribution Agreement and the performance of Dyax's obligations hereunder and thereunder (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or other similar documents of Dyax and (ii) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which Dyax is bound.

11.2    Service Provider Representations.  Service Provider represents and warrants to Dyax as follows:

(a) Service Provider (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Agreement and the Distribution Agreement and perform its obligations hereunder and thereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the Distribution Agreement and the performance of its obligations hereunder and thereunder.  This Agreement and the Distribution Agreement each has been duly executed and delivered on behalf of Service Provider and constitutes a legal, valid and binding obligation of Service Provider and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

(b) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by Service Provider in connection with the execution and delivery of this Agreement and the Distribution Agreement and the performance of its obligations hereunder and thereunder have been obtained.

(c) The execution and delivery of this Agreement and the Distribution Agreement and the performance of Service Provider's obligations hereunder and thereunder (i) do not and will not conflict with or violate any requirement of applicable law or any provision of the articles of incorporation or bylaws or other similar documents of Service Provider and (ii) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which Service Provider is bound.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(d) Neither it nor any of its Affiliates are listed on the Excluded Persons List.

(e) Neither it nor any of its Affiliates will use in any capacity, in connection with the Services to be performed under this Agreement or the performance of the Distribution Agreement, any Person who is listed on the Excluded Persons List.

(f) It will inform Dyax in writing immediately if it or any Person who is performing Services hereunder or is performing the Distribution Agreement is listed on the Excluded Persons List, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its knowledge, is threatened, relating to listing on the Excluded Persons List, of it or any Person performing Services hereunder or performing the Distribution Agreement.

11.3     Indemnification.

(a) Except for those Damages (as hereafter defined) for which Dyax has an obligation to indemnify Service Provider pursuant to Section 11.3(b), Service Provider agrees to defend, indemnify and hold harmless Dyax and its officers, directors, employees and agents from and against any and all demands, claims, actions, causes of action, assessments, liabilities, losses, damages, costs and expenses, including interest, penalties and disbursements and reasonable attorneys' fees brought or sought by a third party (collectively, "Damages"), insofar as such Damages are imposed upon or incurred by Dyax or its officers, directors, employees or agents as a proximate result of (i) any tortious acts or omission of Service Provider in the provision of the Infusion Services, or (ii) any breach by Service Provider of any of its material representations, warranties, covenants or other obligations under this Agreement.

(b) Except for those Damages for which Service Provider has an obligation to indemnify Dyax pursuant to Section 11.3(a), Dyax agrees to defend, indemnify and hold harmless Service Provider and its officers, directors, employees and agents from and against any and all Damages insofar as such Damages are imposed upon or incurred by Service Provider or its officers, directors, employees or agents as a proximate result of: (i) a breach by Dyax of any of its representations, warranties, covenants or other obligations under this Agreement, (ii) any negligence or willful misconduct of Dyax in connection with this Agreement or the Distribution Agreement, (iii) any design, trade dress, trade secret, patent, trademark or copyright litigation, including any claims of direct, contributory, or willful infringement, or inducement to infringe, now existing or hereafter commenced with respect to any or all items delivered by Dyax to Service Provider hereunder or under the Distribution Agreement, or (iv) any claims or demands of any kind which any purchaser or user of Product may make against Service Provider arising from the use thereof or from any patent or hidden defects in the quality of the Product.  Service Provider Damages expressly include the costs, including attorney fees, of investigating and defending threatened or actual criminal charges that are the proximate result of any conduct described in clauses (i), (ii), (iii) and (iv) of the preceding sentence.

(c) Indemnification Procedure. A party seeking indemnification under this Section 11.3 (the "Indemnitee") shall:  promptly notify the indemnifying party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee claims such indemnification hereunder, provided however, that the failure to given such notice shall not relieve the Indemnitor if its obligations hereunder except to the extent that the Indemnitor is materially prejudiced by such failure.  Further the Indeminitee shall provide the Indemnitor sole control of the defense and/or settlement thereof with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee reserves the right to retain its own counsel to defend itself in, but not control the defense of, such suit, at its own expense, unless the interests of the Indemnitee and the Indemnitor in the suit conflict in such a manner and to such extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnitee, in which case, the Indemnitor shall pay for one separate counsel chosen by the Indemnitee.  In the event the Indemnitor and/or its retained counsel fail to promptly provide such defense, or, having commenced such defense, fail to diligently proceed with such defense, the Indemnitee shall have the right to assume the defense of any such matter through legal counsel of its own choosing and the Indemnitor shall be liable for the attorneys' fees and litigation expenses.  Neither the Indemnitor nor the Indemnitee shall be responsible to or bound by any settlement made by the other without its prior written consent, which shall not be unreasonably withheld or delayed.  The Indemnitor shall keep the Indemnitee reasonably informed of the progress of any claim, suit or action under this Section 11.3.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

11.4     Insurance.

(a) Service Provider Insurance Obligations.  During the Term, Service Provider shall procure and maintain insurance coverages on an occurrence basis adequate to cover its indemnity obligations hereunder, including, without limitation:

(i) Employer's liability insurance with a limit of $[*****] for bodily injury by accident per person, and $[*****] bodily injury by disease policy limit;

(ii) Commercial general liability insurance, including personal injury blanket contractual liability and broad form property damage, in the amount of $[*****] per occurrence, $[*****] general aggregate; and

(iii) Umbrella liability insurance in the amount of $[*****] per occurrence and aggregate.

(b) The insurance required by Section 11.5(a) may be made up through a combination of self-insured retention and traditional insurance.  Throughout the Term, Service Provider shall (i) provide prompt written notice to Dyax in the event Service Provider becomes aware or is notified that the insurance described in Section 11.5(a) will be materially adversely modified or cancelled in such a manner that Service Provider is no longer in compliance with the requirements of Section 11.5(a) and (B) make available to Dyax proof of such insurance.

(c) Dyax Insurance Obligations.  During the Term, Dyax shall procure and maintain insurance coverages on an occurrence basis adequate to cover its indemnity obligations hereunder, but in any event not less than amounts reasonably required by Service Provider, including, without limitation, products liability and commercial general liability insurance having a limit of not less than $[*****] per occurrence and umbrella liability insurance in the amount of $[*****] per occurrence and aggregate, from a duly licensed insurance company maintaining an A. M. Best's Rating of A-/IX or better.  Dyax will designate Service Provider as an "additional insured" under such insurance policy and will obtain a broad form vendor's endorsement for products liability for Service Provider.  Within [*****] days after the Effective Date, Dyax will provide to Service Provider a certificate of insurance indicating that such obligations have been satisfied, and shall thereafter make available to Service Provider proof of such insurance upon request.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

11.5     Limitation on Damages.  EXCEPT WITH RESPECT TO THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF A PARTY OR BREACHES OF SECTIONS 3.5 OR 12, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, HOWEVER, THAT THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL IT, EXCLUDE DAMAGES OWED TO THIRD PARTIES.

SECTION 12:  CONFIDENTIAL INFORMATION

12.1     Non-Disclosure of Confidential Information.  Subject to the provisions of Sections 12.2 and 12.3, at all times during the Term and for [*****] years following the end of the Term, the Receiving Party (a) shall keep completely confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party's employees, Affiliates, or consultants who have a need to know such information to perform such Party's obligations hereunder (and who shall be advised of the Receiving Party's obligations hereunder and who are bound by confidentiality obligations with respect to such Confidential Information no less onerous than those set forth in this Agreement) (collectively, "Recipients") and (b) shall not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations or exercising its rights hereunder.  The Receiving Party shall, at its expense, return the Disclosing Party's Confidential Information as soon as practicable after the end of the Term.

12.2     Exceptions to Non-Disclosure Restriction.  The Receiving Party's obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party or its Recipients;

(b) that is received from a third party without restriction and without breach of any agreement between such third party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on use or disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to third party by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.3    Disclosure.

(a) Except as otherwise provided in this Agreement, each Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(i) made in response to a valid order of a court of competent jurisdiction or other governmental body of competent jurisdiction; provided, however, that, if permitted by Applicable Law, the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in such response to such court or governmental order; or

(ii) otherwise required by Applicable Law, in the opinion of legal counsel to the Receiving Party.

(b) Receiving Party may disclose Confidential Information to the extent that such disclosure is made to Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information.

12.4     Public Announcements.  Except as permitted by Section 12.3, neither Party shall make a press release or other public announcement regarding this Agreement, the terms hereof or the transactions contemplated hereby without the prior written approval of the other Party.  Each Party shall provide the other with the proposed text of any such press release or public announcement for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

12.5     Remedies.  Each Party agrees that any breach of the provisions of this Section 12 by a Party will cause severe and irreparable damage to the other Party.  In the event of any violation of this Section 12, the breaching Party agrees that the other Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, without the necessity of proving irreparable harm or monetary damages, as well as any other relief permitted by Applicable Law.  The breaching Party agrees to waive any requirement that the other Party post bond as a condition for obtaining any such relief.

SECTION 13:  TERM, EXPIRATION, TERMINATION AND FORCE MAJEURE

13.1     Term and Renewal.  The Term of this Agreement shall commence on the Effective Date and shall continue for [*****], unless earlier terminated pursuant to this Section 13 (the "Initial Term"), provided, that this Agreement shall, unless either Party shall by notice to the other Party given not less than [*****] days in advance of the end of the then-current Initial Term or Renewal Term, as the case may be, be extended automatically for additional [*****] year periods ("Renewal Term(s)") at the end of the Initial Term and any Renewal Term successively.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

13.2     Termination for Material Breach.  In the event of a material breach of this Agreement or the Distribution Agreement by either Party, the other Party shall have the right to terminate this Agreement upon [*****] days' advance notice to the breaching Party, unless such material breach is cured by the breaching Party before the end of such [*****] day period or, in the case of a breach which cannot be cured within [*****] days, the Party in breach is diligently and with commercially reasonable efforts attempting to cure.  Non-payment by either Party of any amounts due under this Agreement or the Distribution Agreement shall constitute a material breach.

13.3     Termination for Insolvency.  Either Party may terminate this Agreement immediately upon notice to the other Party if the other Party shall (a) file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction a petition in bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of it or of its assets, (b) propose a written agreement of composition or extension of its debts, (c) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [*****] days after the filing thereof, (d) propose or be a party to any dissolution or liquidation, (e) make an assignment for the benefit of its creditors, or (f) admit in writing its inability generally to pay its debts as they fall due in the general course.

13.4     Termination or Expiration of the Distribution Agreement.  Service Provider may terminate this Agreement immediately upon written notice to Dyax given at any time within the [*****] calendar days following termination or expiration of the Distribution Agreement.

13.5     Effect of Expiration or Termination.  Upon expiration or termination of this Agreement, neither Service Provider nor Dyax shall have continuing obligations or continuing rights, provided that the provision of Sections 3.3, 4.1, 6.1, 6.2, 9, 10, 11, 12, this Section 13.5, and Sections 14 and 15, and to the extent necessary to give effect to the aforementioned provisions Section 2, shall survive termination or expiration of this Agreement and continue as and to the extent consistent with their terms.  The expiration or termination of this Agreement shall not affect the continued validity of any claim or obligation arising in or attributable to the period prior to such expiration or termination.

13.6     Force Majeure.  Neither Dyax nor Service Provider shall be responsible for any delay or default in performing any obligation hereunder if that delay or default is due to a Force Majeure, provided that (a) the Force Majeure does not result from the fault or negligence of the Party relying upon its provision, and (b) notice of the Force Majeure is provided by the Party relying on such provision within [*****] days after the Force Majeure takes place.  If the delay or default in performance caused by the Force Majeure continues for longer than [*****] days, the non-performing Party may terminate this Agreement upon [*****] days' notice to the other Party.  The Party affected by the Force Majeure shall use all reasonable efforts to prevent or mitigate its effects on the other Party.

SECTION 14:   STATUS OF PARTIES; ASSIGNMENT; CHANGE OF CONTROL

14.1     Independent Status of the Parties. Dyax and Service Provider are independent entities, each acting in its own name for its own account.  This Agreement is not intended nor shall it be construed to create a partnership or joint venture between the Parties.  Service Provider specifically acknowledges that its employees are not employees of Dyax.  Neither Party has any authority to act as an agent or representative of the other, or to contract in the name of or create or assume any obligation against, or otherwise legally bind, the other Party in any way for any purpose.  The provisions of this Section 14.1 are in addition to, and not by way of limitation of, the provisions of Section 3.3.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

14.2     Assignment by Service Provider.  This Agreement, and the rights and obligations of Service Provider hereunder, may not be transferred or assigned by Service Provider to any third party without the prior written consent of Dyax, provided that no such consent will be required in connection with an assignment (a) to any Affiliate, (b) to any successor (including the surviving company in any consolidation, merger or other combination by operation of law or otherwise) or (c) to any assignee of all or substantially all of Service Provider's business in the Territory or that portion of the business of Service Provider that relates to the Services.

14.3     Change in Control of Service Provider.  In the event an unrelated third party acquires all of the interest in Service Provider through a sale of stock, a consolidation, merger or other combination, or Service Provider assigns all or substantially all of Service Provider’s business to an unrelated third party, Service Provider shall during the Term provide notice to Dyax of a proposed Change in Control of Service Provider as soon as it has made public disclosure in accordance with applicable securities laws.  At any time within thirty (30) calendar days after the receipt of Service Provider's notice, Dyax shall have the right, at its sole discretion, to terminate this Agreement by notice to Service Provider.

14.4     Assignment by Dyax.  This Agreement, and the rights and obligations of Dyax hereunder, may not be transferred or assigned by Dyax to any third party without the prior written consent of Service Provider, provided that no such consent will be required in connection with an assignment (a) to any Affiliate, (b) to any successor (including the surviving company in any consolidation, merger or other combination by operation of law or otherwise) or (c) to any assignee of all or substantially all of Dyax's business in the Territory or that portion of the business of Dyax that relates to the Product.

SECTION 15:  MISCELLANEOUS PROVISIONS

15.1     Governing Law.  This Agreement shall be construed and governed according to the laws of the Commonwealth of Massachusetts, excluding any conflict or choice of law rule or principles that might otherwise reference construction or interpretation of this Agreement to the substantive law of another jurisdiction.

15.2     Dispute Resolution.

(a)    Resolution by Executives.  Any dispute, controversy or claim initiated by either Party arising out of, or resulting from the breach or alleged breach by either Party of its obligations under this Agreement (other than bona fide third party actions or proceedings filed or instituted in an action or proceeding by a third party against a Party), whether before or after termination of this Agreement, shall be in the first instance referred to the respective chief executive officers of the Parties unless such dispute or claim must be filed to preserve a legal interest or injunctive relief is required.

(b)    Arbitration.  If chief executive officers (or their representatives, it being agreed that the chief executive officer of either Party may designate a representative, provided such representative is empowered with decision making in the dispute) of the Parties fail to resolve any dispute as provided in Section 15.2(a) within [*****] days, then such dispute shall be finally resolved by binding arbitration as follows:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(i) Any dispute that might arise between the Parties relating to or arising from this Agreement shall be settled by binding arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except where those rules conflict with this provision, in which case this provision controls. Arbitration shall be conducted before a single arbitrator selected from the AAA's National Roster of Arbitrators, who shall be a lawyer with at least fifteen (15) years' experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction.  Each Party shall have the right to meet and interview the potential arbitrator for no more than one hour each prior to the selection of an arbitrator.  The arbitration shall be held, and Dyax and Service Provider irrevocably consent to arbitrate, in a mutually agreeable location.  The arbitration shall be conducted in English.  In rendering the award the arbitrator must apply the substantive law of the Commonwealth of Massachusetts (except where that law conflicts with this clause); however, the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.  The arbitrator shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated.  Under no circumstances shall the arbitrator award damages in excess of or inconsistent with any limitations of liability contained in this Agreement.  Any court with jurisdiction shall enforce this clause and enter judgment on any award.  Service Provider and Dyax will agree upon, within [*****] days after the arbitrator is selected or, if they fail to agree, the AAA will design, procedures that they will follow to assure that the arbitration will be concluded and the award rendered within no more than eight (8) months from selection of the arbitrator.

(ii) The arbitration proceedings shall be confidential, and before either Party makes a disclosure regarding the nature of any dispute or the outcome of any arbitration proceedings, such Party shall give reasonable notice to the other Party of such disclosure to allow the other Party to seek a protective order.  The arbitrator shall issue appropriate protective orders to safeguard each Party's Confidential Information.

(iii) Each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, an injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

15.3     No Rights by Implication.  No rights or licenses with respect to the Product or the Marks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

15.4     Severability.  If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court.  The Parties shall consult in good faith to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

15.5     Notice.  Except as set forth in Section 6 above, all notices required or permitted by this Agreement to be sent to any Party shall be sent in writing and shall be sent as set forth on the Cover Sheet of this Agreement, or to such other address as such Party may have designated by notice conforming to this Section 15.5, personally or by prepaid registered mail, facsimile transmission, receipt confirmed, or overnight courier.  Notices shall be deemed to have been given when actually received or if mailed, three (3) Business Days following deposit in the U.S. Mail.

15.6     Amendments; Waivers.  No modifications or amendments to this Agreement shall be binding upon the Parties unless made in writing and duly executed by the Parties' authorized representatives.  No waiver of any rights under this Agreement shall be binding upon a Party unless in writing and signed by that Party.  A waiver of a right in one instance shall not operate as a waiver of the right in any other instance or of any other term or provision of this Agreement unless otherwise specifically provided therein.

15.7     Remedies.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

15.8     Headings.  The headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

15.9     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Execution of this Agreement by means of exchange of executed signature pages by means of facsimile or electronic transmission shall have the same effect as the exchange of originals of such executed signature pages.

15.10   Schedules.  The Schedules referred to in this Agreement are deemed incorporated by reference at each place in this Agreement where reference is made thereto.

15.11 Entire Agreement.  This Agreement and the Distribution Agreement supersede and cancel any previous agreements or understandings, whether oral, written or implied, heretofore in effect in respect of the subject matter hereof and thereof, and this Agreement and the Distribution Agreement set forth the entire agreement between Dyax and Service Provider with respect to the subject matter hereof and thereof.

IN WITNESS WHEREOF, each of Dyax and Service Provider has caused this Agreement to be executed by its duly authorized representative to be effective as of the Effective Date.

DYAX CORP.

By:	/s/ Gustav Christensen

Name:	Gustav Christensen

Title:	President and CEO

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

WALGREENS INFUSION SERVICES, INC.

By:	/s/ Paul Mastrapa

Name:	Paul Mastrapa

Title:	President, Infusion and Respiratory Services

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

SCHEDULE A

DESCRIPTION OF SERVICES

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

SCHEDULE B

PERFORMANCE MEASURES

  [*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

SCHEDULE C

CONSIDERATION FOR SERVICES

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

SCHEDULE D

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

FIRST AMENDMENT TO

THE AGREEMENT FOR SERVICES RELATED TO KALBITOR®
BY AND BETWEEN
DYAX CORP.
AND
WALGREENS INFUSION SERVICES, INC.

THIS FIRST AMENDMENT TO THE AGREEMENT FOR SERVICES RELATED TO KALBITOR® (the “Amendment”) is made and entered into as of this 31st day of August, 2012, by and between DYAX CORP., a Delaware corporation (“Dyax”), and WALGREENS INFUSION SERVICES, INC., a Delaware corporation (“Walgreens”), to amend that certain Agreement For Services Related to Kalbitor, effective as of September 1, 2011, entered into by and between Dyax and Walgreens (the “Agreement”).  Capitalized terms used herein which are not defined shall have the meanings given to them in the Agreement.

RECITALS:

WHEREAS, pursuant to the Agreement, Walgreens provides services related to the home administration of the pharmaceutical product known as Kalbitor; and,

WHEREAS, the parties desire to renew the Agreement and modify certain services provided by Walgreens, subject to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Walgreens and Dyax hereby agree to amend the Agreement as follows:

AGREEMENT:

1.	The Agreement is amended to replace section 3.7(c) of the Agreement with the following:

“In the event that Service Provider is unable or fails to initiate Services (as described in Schedule A) for a Referred Patient within a [*****] day period or such longer period as may be agreed by the Parties, following Service Provider’s notice of acceptance of the Patient Referral, Dyax may, by notice given to the Service Provider, make alternative arrangements, not involving Service Provider, for the provision of Infusion Services for the Referred Patient.”

2.	The Agreement is amended to replace section 8.1(a) of the Agreement with the following:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

“During the Term of this Agreement Service Provider shall designate a single program manager (the “Program Manager”) to oversee the provision of Services as contemplated hereby, to be available to consult and coordinate with Dyax in respect thereof, and to address any complaints or concerns that Dyax may have in respect of the provision of Services hereunder or any other aspect of the arrangements contemplated by this Agreement.  The Program Manager shall be a full-time Service Provider employee dedicated exclusively to the activities contemplated herein.  Dyax shall reimburse Service Provider on a [*****].”

3.	The Agreement is amended to delete sections 8.1(b) and 8.1(c).

4.	The Agreement is amended to add a new section 8.3.

“Kalbitor Nurse Clinical Coordinator.

During the Term of this Agreement, Service Provider shall designate a single full-time employee as the Kalbitor Nurse Clinical Coordinator, who is a qualified, licensed professional and is responsible to assist the Kalbitor Program Manager in the overall management, direction, and compliance with Infusion Services in accordance with the Agreement.  This position also has direct responsibility for all third party nursing agency relationships pertaining to HIS.  The specific job description and minimum qualifications of the Kalbitor Nurse Clinical Coordinator shall be agreed to in writing by the parties.”

5.	The Agreement is amended to replace section 8.1(d) with the following:

“Service Provider shall designate the Program Manager.  Service Provider shall be free to change the Program Manager at any time and from time to time with prior approval by Dyax.  Such approval shall not be unreasonably withheld.”

6.	The Agreement is amended to replace section 13.1 with the following:

The Term of this Agreement shall commence on the Effective Date and shall continue for [*****], unless earlier terminated pursuant to this Section 13 (the “Initial Term”).  The Parties agree to renew the Agreement for an additional term beginning on the [*****] anniversary of the Effective Date through [*****] (“Initial Renewal Term”).  The Agreement may then be extended automatically for additional [*****] year periods at the end of the Initial Renewal Term (“Renewal Term”), unless either Party shall by notice to the other Party given not less than [*****] days in advance of the end of the then-current Initial Term, Initial Renewal Term or Renewal Term as the case may be.”

7.	[*****]
“[*****].”

8.	[*****]
“[*****].”

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

9.	[*****]
“[*****].”

10.	[*****]
“[*****].”

11.	[*****]
[*****].

12.	[*****]
“[*****].”

13.	[*****]
“[*****].”

14.	The Agreement is amended to include the following at the beginning of Section 7.2:

Dyax’s right to audit under this Section 7.2 shall be subject to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the requirements of Subtitle D of the Health Information Technology for Economic, and Clinical Health Act (“HITECH”) and any current or future regulations promulgated under HIPAA or HITECH.

15.	[*****]
“[*****].”

16.	[*****]
“[*****].”

17.	Ratification of the Agreement. The parties hereby ratify the terms and conditions of the Agreement, as amended herein.

IN WITNESS WHEREOF, Walgreens and Dyax, through their respective duly authorized and acting representatives, have executed and delivered this Amendment to be effective as of the date first set forth above.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

DYAX CORP.		WALGREEN INFUSION SERVICES, INC.

By:	/s/Ivana Magovcevic-Liebish	By:	/s/Paul Mastrapa

Name:	Ivana Magovcevic-Liebish	Name:	Paul Mastrapa

Title:	Chief Operating Officer	Title:	President

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT A

ALTERNATIVE PROVIDER QUALITY STANDARDS

[Intentionally Omitted]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.